Exhibit 3.1

State of Washington
Secretary of State
This Certificate is not valid for use anywhere within the United States of America, its territories or possessions.

Apostille (Convention de La Haye du 5 octobre 1961)
1.	Country
United States of America
Pays /País
This public document Le presént acte public /El presente documento público
2.	has been signed by
	a été signé par	KIM WYMAN
ha sido firmado por
3.	acting in the capacity of
	agissant en qualité de	Secretary of State
quien actúa en calidad de
4.	bears seal/ stamp of
	est revétu du sceau / timbre de	State of Washington - 1889
y está revistido de! sello / timbre de
Certified
Atteste / Certificado
5.	at	6.	the
	Olympia, Washington		December 17, 2019
	à/ en		le/ el día
7.	by
Kim Wyman, Secretary of State, State of Washington
par/ por
8.	Number
	sous nombre / bajo el	U21979155
número
9.	Seal / stamp	10.	Signature: /s/ Kim Wyman
	Sceau / timbre		Signature:
	Sello / timbre		Firma:

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FILED Secretary of State State of Washington Date Filed: 12/17/2019 Effective Date: 12/18/2019 UBI No: 602 588 317
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIMEADE, INC.
ARTICLE I.
Name
The name of the corporation is Limeade, Inc. (the “Corporation”).
ARTICLE II.
Registered Office
The address of the registered office of the Corporation is 711 Capitol Way South, Suite 204, Olympia, Washington 9850 I, and the name of the registered agent at such address is C T Corporation System.
ARTICLE III.
Business Purpose
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Title 23B of the Revised Code of Washington, as amended (the “Business Corporation Act”).
ARTICLE IV.
Duration
The period of the Corporation's duration is perpetual.
ARTICLE V.
Capital. Stock
1.Effective at 12:02 am Sydney Australia local time on December 19, 2019 (the “Effective Time”), each share of common stock, no par value per share (“Common Stock”), then issued and outstanding immediately prior to the Effective Time shall automatically and without any action by the holders of such shares, be divided and converted into eight (8) shares of Common Stock (the “Stock Split”). Each certificate that, immediately prior to the Effective Time represented shares of Common Stock(“Old Certificate”) shall thereafter represent that number of shares of Common stock into which the shares of Common Stock represented by the Old Certificate shall have been divided pursuant to the Stock Split.
2.The Corporation is authorized to issue a total of Five Hundred Sixty Million (560,000,000) shares of capital stock, which shall consist of Five Hundred Fifty (550,000,000) shares of Common Stock and Ten Million (10,000,000) shares of preferred stock no par value per share (“Preferred Stock”). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.
3.The board of directors of the Corporation (the “Board of Directors”) is hereby authorized from time to time, without shareholder action, to provide for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time and to determine with respect to each such series the voting powers, if any, designations, preferences and relative, participating, option or other special rights, and the qualifications,

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limitations or restrictions relating thereto, including, without limitation any voting rights, dividend rights, liquidation preferences, conversion rights and redemption rights.
4.Before the Corporation shall issue shares of any series of Preferred Stock, Articles of Amendment or Amended and Restated Articles of Incorporation fixing (a) the voting powers, designations and preferences, (b) the relative participating, option or other rights, if any and (c) the qualifications, limitations and restrictions if any relating in each case to the shares of Preferred stock of such series authorized by the Board of Director to be issued shall be filed with the secretary of State of the state of Washington in accordance with the Business Corporation Act and hall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.
5.Subject to any other restrictions in these Articles of Incorporation, a distribution in redemption or cancellation of shares of Common Stock or rights to acquire Common stock may be made without regard to the preferential rights of holders of shares of Preferred Stock, notwithstanding RCW 23B.06.400(2)(b) of the Business Corporation Act.
ARTICLE VI.
Directors
1.The number of directors of the Corporation shall be fixed in the Bylaws and may be increased or decreased from time to time in the manner specified therein.
2.At the Effective Time, the director of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class 1, Class 2 and Class 3, respectively (the “Classified Board"). The Board of Directors may assign members of the Board of Directors already in office to the Classified Board which assignments shall become effective at the same time a the Classified Board becomes effective. Director shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably practicable. The initial term of office of the lass l director hall expire at the Corporations first annual shareholders' meeting following the effectiveness of the Classified Board, the initial term of office of the Class 2 directors shall expire at the Corporation's second annual shareholders' meeting following the effectiveness of the Classified Board, and the initial term of office of the Corporation's Class 3 directors shall expire at the Corporation's third annual shareholders' meeting following the effectiveness of the Classified Board. At each annual shareholders' meeting following the effectiveness of the Classified Board, directors elected to succeed those directors of the class who e terms then expire shall be elected for a term of office to expire at the third succeeding annual shareholders' meeting after their election.
3.The shareholders of the Corporation shall not be entitled to cumulative voting as to the election of any directors.
4.Any contract or other transaction between the Corporation and one or more of its director , or between the Corporation and any corporation, firm, association, or other entity, of which one or more of the Corporation's directors are shareholders, members, directors, officers or employees or in which they are interested shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors that acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate the Corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed to or known by the directors acting on such contract or transaction.

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ARTICLE VII.
Indemnification
1.    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions finally adjudged to be intentional misconduct by the director or a knowing violation of law by the director; (ii) for conduct of the director finally adjudged to be in violation of RCW 23B.08.310 of the Business Corporation Act; or (iii) for any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled. If the Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act as so amended, without any requirement of further action by the shareholders.
2.    The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 238.08.510 through 23B.08.550 and 23B.08.560(2) of the Business Corporation Act, or any other limitation that may hereafter be enacted.
3.    Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation that existed at the time of such repeal or modification.
ARTICLE VIII.
Amendment of Articles
The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
ARTICLE IX.
Shareholder Quorum; Shareholder Voting on Certain Corporate Action
1.A quorum shall be present to take any action on any matter at a shareholders' meeting if one-third of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication or by proxy; provided that with respect to the removal of a director, a quorum hall be present at a shareholders' meeting only if a majority of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication or by proxy.
2.The provision of this Section 2 are specifically intended to reduce the voting requirements otherwise prescribed under RCW23B.10.030, 238.11.030, 238.12.020 and 23B.14.020, in accordance with RCW 23B.07.270. Any corporate action for which the Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation or by a two thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of share of each voting group entitled to vote separately.
ARTICLE.
No Preemptive Rights
No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

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ARTICLE XI.
Bylaws
In furtherance and not in limitation of the powers conferred by the Business Corporation Act, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a resolution adopted by a majority of the directors.
ARTICLE XII.
Significant Business Transactions
The Corporation shall be subject to the provisions of RCW 23B.19 as contemplated by RCW 23 B.19.020( l 9)(a)(ii).
ARTICLE XIII.
Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts located in King County Washington, United States of America shall be the sole and exclusive forum for commencing or maintaining any “internal corporate proceeding” (as defined by RCW 238.02.080 of the Business Corporation Act), subject to such courts having personal jurisdiction over the indispensable parties named as defendants therein.

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Dated this 16th day of December, 2019.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer

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CERTIFICATE OF OFFICER REGARDING
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
LIMEADE, INC.
Limeade, Inc., a Washington corporation, by Henry Albrecht, its duly elected and qualified Chief Executive Officer, hereby delivers to the Secretary of State of the State of Washington for filing its Amended and Restated Articles of Incorporation, pursuant to RCW 23B.10.
1.The name of the corporation is Limeade, Inc.
2.The Articles of Incorporation, as amended, have been amended and restated in their entirety, to read as attached hereto.
3.Such amendments and restatement were adopted by the board of directors of the corporation on December 1, 2019.
4.Such amendments and restatement were duly approved by the shareholders of the corporation on December 1, 2019 in accordance with the provisions of RCW 23B.I0.030 and 238. l0.040 of the Washington Business Corporation Act, such approval was obtained by written consent in accordance with RCW 23B.07.040 and written notice to any nonconsenting shareholders has been given as provided in RCW 23B.07.040.
5.The Amended and Restated A1ticles of Incorporation will be effective at 5:02AM PST)
on December 18 2019.
Dated this I 6th day of December, 2019.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer

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AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIMEADE, INC.
ARTICLE I.
Name
The name of the corporation is Limeade, Inc. (the “Corporation”).
ARTICLE II.
Registered Office
The address of the registered office of the Corporation is 711 Capitol Way South, Suite 204, Olympia, Washington 98501, and the name of the registered agent at such address is C T Corporation System.
ARTICLE Ill.
Business Purpose
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Title 23B of the Revised Code of Washington, as amended (the “Business Corporation Act”).
ARTICLE IV.
Duration
The period of the Corporation's duration is perpetual.
ARTICLE V.
Capital Stock
1.Effective at 12:02 am Sydney Australia local time on December 19, 2019 (the “Effective Time”), each share of common stock, no par value per share (“Common Stock”), then issued and outstanding immediately prior to the Effective Time shall, automatically and without any action by the holders of such shares, be divided and converted into eight (8) shares of Common Stock (the “Stock Split”). Each certificate that, immediately prior to the Effective Time represented shares of Common Stock ("Old Certificate”) hall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been divided pursuant to the Stock Split.
2.The Corporation is authorized to issue a total of Five Hundred Sixty Million (560,000,000) shares of capital stock which shall consist of Five Hundred Fifty (550,000,000) shares of Common stock and Ten Million (10 000,000) shares of preferred stock, no par value per share (“Preferred Stock”). Except a otherwise provided in accordance with these A1iicles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each share pa1iicipating on a pro rata basis.
3.The board of directors of the Corporation (the “Board of Directors”) is hereby authorized from time to time without shareholder action, to provide for the issuance of shares of Preferred stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time, and to determine with respect to each such series the voting powers, if any designations, preferences, and relative, pa11icipating, option or other special rights, and the qualifications, limitations or restrictions relating thereto, including, without limitation, any voting rights, dividend rights, liquidation preferences, conversion rights and redemption rights.

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4.Before the Corporation shall issue shares of any series of Preferred Stock, Articles of Amendment or Amended and Restated Articles of Incorporation fixing (a) the voting powers, designations and preferences, (b) the relative, participating, option or other rights, if any, and (c) the qualifications, limitations and restrictions, if any relating in each case to the shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State of the State of Washington in accordance with the Business Corporation Act and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.
5.Subject to any other restnct10ns in these Articles of Incorporation, a distribution in redemption or cancellation of shares of Common Stock or rights to acquire Common Stock may be made without regard to the preferential rights of holders of shares of Preferred Stock, notwithstanding RCW 23B.06.400(2)(b) of the Business Corporation Act.
ARTICLE VI.
Directors
1.The number of directors of the Corporation shall be fixed in the Bylaws and may be increased or decreased from time to time in the manner specified therein.
2.At the Effective Time, the directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class l, Class 2 and Class 3 respectively (the “Classified Board”). The Board of Directors may assign members of the Board of Directors already in office to the Classified Board, which assignments shall become effective at the same time as the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably practicable. The initial term of office of the Class I directors shall expire at the Corporation's first annual shareholders' meeting following the effectiveness of the Classified Board, the initial term of office of the Class 2 directors shall expire at the Corporation's second annual shareholders' meeting following the effectiveness of the Classified Board, and the initial term of office of the Corporation's Class 3 directors shall expire at the Corporation’s third annual shareholders' meeting following the effectiveness of the Classified Board. At each annual shareholders' meeting following the effectiveness of the Classified Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual shareholders' meeting after their election.
3.The shareholders of the Corporation shall not be entitled to cumulative voting as to the election of any directors.
4.Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm, association, or other entity, of which one or more of the Corporation's directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or director at the meeting of the Board of Directors that acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate the Corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed to or known by the directors acting on such contract or transaction.
2

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ARTICLE VII.
Indemnification
1.A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions finally adjudged to be intentional misconduct by the director or a knowing violation of law by the director; (ii) for conduct of the director finally adjudged to be in violation of RCW 238.08.3 IO of the Business Corporation Act; or (iii) for any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled. If the Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act, as so amended, without any requirement of further action by the shareholders.
2.The Corporation hall indemnify any individual made a party to a proceeding because that individual i or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 238.08.560(2) of the Business Corporation Act, or any other limitation that may hereafter be enacted.
3.Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation that existed at the time of such repeal or modification.
ARTICLE VIII.
Amendment of Articles
The Corporation reserves the right to amend, alter change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and all right conferred upon shareholders herein are granted subject to this reservation.
ARTICLE IX.
Shareholder Quorum; Shareholder Voting on Certain Corporate Action
1.A quorum shall be present to take any action on any matter at a shareholders' meeting if one-third of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in p r on, by the use of remote communication, or by proxy; provided that with respect to the removal of a director a quorum hall be present at a shareholders' meeting only if a majority of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication, or by proxy.
2.The provisions of this Section 2 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 238.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 238.07.270. Any corporate action for which the Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation or by a two thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it i approved by the affirmative vote of the holders of a majority of shares entitled to vote or if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately.
ARTICLE X.
No Preemptive Rights
No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.
3

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ARTICLE XI.
Bylaws
In furtherance and not in limitation of the power conferred by the Business Corporation Act, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a resolution adopted by a majority of the directors.
ARTICLE XII.
Significant Business Transactions
The Corporation shall be subject to the provisions of RCW 23B.19 as contemplated by RCW 23B. l 9.020(19)(a)(ii).
ARTICLE III.
Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts located in King County, Washington, United States of America shall be the sole and exclusive forum for commencing or maintaining any 'internal corporate proceeding” (as defined by RCW 238.02.080 of the Business Corporation Act), subject to such courts having personal jurisdiction over the indispensable parties named as defendants therein.
* * * * *
4

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I, Kim Wyman, Secretary of State of the State of Washington and custodian of its seal, hereby certify the foregoing is a true and accurate copy of the record on file in this office.

DEC 17 2019

Given under my hand and the Seal of the State of Washington in Olympia, the tate Capital.

Total Pages: 10 /s/ Kim Wyman

AMENDED AND RESTATED BYLAWS
OF
LIMEADE, INC.
ARTICLE I
OFFICES AND RECORDS
Section 1.1. PRINCIPAL AND OTHER OFFICES. The principal office of this corporation (the “Corporation”) shall be located within or without the State of Washington. The Corporation may also have other offices at any places, within or without the State of Washington, as the board of directors of the Corporation (the “Board of Directors”) may designate, as the business of the Corporation may require or as may be desirable.
Section 1.2. REGISTERED AGENT. The name and address of the Corporation’s registered agent shall be as set forth in the Corporation’s articles of incorporation, as amended or restated from time to time (the “Articles of Incorporation”). The Board of Directors may change the registered agent at any time by making the appropriate filing with the Secretary of State of the State of Washington.
Section 1.3. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE II
SHAREHOLDERS
Section 2.1. PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Washington, as shall be fixed by the Board of Directors. The Board of Directors may determine that any annual or special meeting of shareholders shall be held solely by means of remote communication as set out in Section 2.2 without designating a place for a physical assembly of shareholders.
Section 2.2. MEETINGS OF SHAREHOLDERS BY REMOTE COMMUNICATION. The Board of Directors may authorize shareholders not physically present at a meeting of shareholders to participate in a meeting of shareholders by means of remote communication and be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by, or pursuant to, the authority of the Board of Directors.
At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:
(a)    verify that each person participating as a shareholder or proxy holder remotely is a shareholder or proxy holder; and
(b)    provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.
Section 2.3. ANNUAL MEETINGS. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and stated in the notice of the meeting.

Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation.
Section 2.4. SPECIAL MEETINGS. Special meetings of the shareholders may be called by:
(a)    the Board of Directors;
(b)    the Chairperson (as defined in Section 3.1);
(c)    the Chief Executive Officer; or
(d)    holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If not otherwise fixed under Section 2.6 of these Bylaws or by court order, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand.
Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.
Section 2.5. SHAREHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders intending to propose the business (the “Proposing Shareholder”) must have given written notice of the Proposing Shareholder’s nomination or proposal, either by personal delivery or by mail to the Secretary no earlier than 90 calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a Proposing Shareholder’s notice as provided above.
For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by, or at the direction of, the person calling the meeting must set forth the nature of the business to be considered. A person or persons that have made a written request for a special meeting pursuant to Section 2.4 may provide the information required for notice of a shareholder proposal under this Section 2.5 simultaneously with the written request for the meeting submitted to the Secretary or within 10 calendar days after delivery of the written request for the meeting to the Secretary.
A Proposing Shareholder’s notice shall include as to each matter the Proposing Shareholder proposes to bring before the annual or special meeting:
(a)    the name and address of the Proposing Shareholder and (i) if the notice is delivered on behalf of a shareholder who owns securities of the Corporation but is not a shareholder of record, each such person (each, an “Indirect Owner”) and (ii) if the Proposing Shareholder or Indirect Owner is an entity, each director, executive, managing member and control person of such entity (collectively with the Proposing Shareholder and the Indirect Owners, the “Covered Persons”);
(b)    the class and series, as applicable, and number of shares of the Corporation held by the Covered Persons, together with documentary evidence of such record or beneficial ownership;
(c)    a description of any agreement, arrangement or understanding (whether written or oral) between or among one or more Covered Persons or between or among one or more Covered Persons and any other person(s), which description shall identify such other persons, (i) with respect to the nomination or other business proposed, (ii) for the purpose of acquiring, holding, voting or disposing of any shares of capital stock or derivative securities of the Corporation or (iii) to cooperate in obtaining, changing or influencing the control of the Corporation;
(d)    if the notice regards a nomination of a candidate for election as director: (i) the name, age, and business and residence address of the candidate; (ii) the principal occupation or employment of the candidate; (iii) the class and series, as applicable, and number of shares of the Corporation beneficially owned by the candidate; (iv) a description of all direct and indirect compensation and other material monetary arrangements during the prior three years and other material relationships between or among, any Covered Person, on the one hand, and any nominee, on the other hand; and
(e)    if the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting, and the material interest of the Covered Persons in such proposal.
Section 2.6. RECORD DATE FOR SHAREHOLDER ACTION. For determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, the record date shall be:
(a)    on the date fixed by the Board of Directors in the notice of the meeting, which may not be more than 70 days before the meeting of shareholders; or
(b)    at the close of business on the day before the first notice is delivered to shareholders, if no date is fixed by the Board of Directors; or
(c)    the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.
For action by consent of the shareholders without a meeting, the record date for shareholders entitled to approve the action subject of the consent shall be:
(i)    on the date fixed by the Board of Directors, which may not be more than 10 days prior to the date on which the first shareholder consent is executed; or
(ii)    the date of execution indicated on the earliest dated consent executed by a shareholder, even though such shareholder consent may not have been delivered to the Corporation on that date, if no date is fixed by the Board of Directors.
A determination of shareholders entitled to notice of, or to vote at, a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date that is more than 120 days after the date fixed for the original meeting.
Section 2.7. NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than 10 days nor more than 60 days before the date of the meeting, except that at least 20 days’ notice shall be given to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets outside the regular course of business, or the dissolution of the Corporation. Such notice shall state:
(a)    the date and time of the meeting;
(b)    the place of the meeting, if any;

(c)    the means of any remote communication, if authorized, by which shareholders may be considered present and may vote at the meeting; and
(d)    the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Washington Business Corporation Act, as amended (the “Business Corporation Act”).
The Corporation shall give any notice required under these Bylaws or the Business Corporation Act to each such shareholder (x) in a tangible medium by mail, private carrier, personal delivery, or other means that transmits a facsimile of the notice or (y) by electronic transmission if consented to by the shareholder.
Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.
Section 2.8. SHAREHOLDERS’ LIST FOR MEETING. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare before each shareholders’ meeting an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder.
Beginning 10 days prior to the meeting and continuing through the meeting and adjournment thereof, the shareholders’ list shall be available for inspection by any shareholder during regular business hours at (a) the Corporation’s principal place of business or (b) the place identified in the meeting notice in the county or city where the meeting will be held.
Section 2.9. QUORUM OF SHAREHOLDERS. A quorum shall be present to take action on any matter at a shareholders’ meeting if one-third of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication, or by proxy; provided that with respect to the removal of a director pursuant to Section 3.4, a quorum shall be present at a shareholders’ meeting only if a majority of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication, or by proxy.
Once a quorum has been established at a meeting, the shareholders present can continue to do business for the remainder of the meeting and any adjournment of that meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum unless a new record date is or must be set for that adjourned meeting.
Section 2.10. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of meetings of the shareholders, as it deems appropriate. At every meeting of the shareholders, the Chief Executive Officer, or, in his or her absence or inability to act, an officer or director designated by the Board of Directors, shall act as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.
If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes (or action by additional voting groups) is required by applicable law or a greater number of votes (or action by additional voting groups) is required by the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors.
In any election of directors, the candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.
Section 2.12. VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy or proxies appointed in writing by the shareholder or his or her attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including, but not limited to, an electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.
No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the appointment form. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, the Corporation may (a) request that the person provide evidence of this capacity acceptable to the Corporation or (b) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder.
Section 2.13. ADJOURNMENTS. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.
If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.
At the adjourned meeting at which there is a quorum, the Corporation may transact any business which might have been transacted at the original meeting.

Section 2.14. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the Business Corporation Act to be approved by a shareholder vote at a meeting may be approved without a meeting if such action is approved by all shareholders entitled to vote on such action.
The shareholders’ approval of such action without a meeting or vote shall be evidenced by means of execution of a single consent or multiple counterpart consents, which consent shall:
(a)    be in the form of an executed record;
(b)    indicate the date of execution of the consent by each shareholder who executes it, which date shall be on or after the applicable record date determined in Section 2.6 of these Bylaws;
(c)    describe the corporate action being approved;
(d)    when delivered to each shareholder for execution, include or be accompanied by the same material that would have been required by the Business Corporation Act to be delivered to shareholders in or accompanying a notice of meeting at which the proposed action would have been submitted for shareholder approval; and
(e)    be delivered to the Corporation for inclusion in the minutes or filing with the records of the Corporation within 60 days of the earliest dated consent delivered to the Corporation. Electronic shareholder consents sufficient to approve the proposed action may be delivered to an electronic address, location or system designated by the Corporation for delivery of such shareholder consents.
ARTICLE III
DIRECTORS
Section 3.1. BOARD OF DIRECTORS. All corporate powers shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be managed under the authority of, the Board of Directors, except such powers expressly conferred upon, or reserved to, the shareholders, and subject to any limitations set forth by applicable law, the Articles of Incorporation, or these Bylaws. The Board of Directors may elect among its members a chairperson of the Board of Directors (the “Chairperson”), who shall have the authorities and duties set forth in these Bylaws and such other authorities and duties as prescribed by the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairperson or, in the Chairperson’s absence, the Chief Executive Officer or, in the Chief Executive Officer’s absence, by any other director selected by a majority of the directors present at such meeting.
Directors need not be residents of the State of Washington or shareholders of the Corporation.
Section 3.2. NUMBER OF DIRECTORS. The number of directors shall be not less than five nor more than seven, provided that the minimum or maximum number, or both, may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by a majority of the entire Board of Directors.
No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
Section 3.3. TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation, or removal.

Subject to any provision in the Articles of Incorporation, the Board of Directors shall be divided into three classes, and each director elected shall hold office for a term of three years. The initial directors shall be elected so that the term of the first class expires at the first annual shareholders’ meeting, the term of the second class expires at the second annual shareholders’ meeting, and the term of the third class expires at the third annual shareholders’ meeting. At each annual shareholders’ meeting thereafter, directors shall be elected for a term of three years to succeed those directors whose terms are expiring.
Section 3.4. REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s).
If a director is elected by a voting group of shareholders, the director may be removed only by that voting group.
Section 3.5. RESIGNATION. A director may resign at any time by giving notice in the form of an executed resignation to the Board of Directors, the Chairperson, or to the Chief Executive Officer or Secretary of the Corporation. A resignation is effective when the notice is delivered to the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date in accordance with Section 3.6 of these Bylaws, but the successor shall not take office until the effective date.
Section 3.6. VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by (a) election at an annual or special meeting of shareholders called for that purpose or (b) the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum.
A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. Any director elected to fill a vacancy will serve until the next shareholders’ meeting at which directors are elected.
Section 3.7. MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular and special meetings of the directors may be held at such times and places within or outside the State of Washington as the directors may fix. Special meetings of the Board of Directors may be called by the Chief Executive Officer, by the Chairperson of the Board of Directors, or by a majority of the Board of Directors.
Section 3.8. MEETINGS OF DIRECTORS BY REMOTE COMMUNICATION. The Board of Directors may permit any or all directors to participate in any regular or special meeting by, or conduct the meeting solely through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.
Section 3.9. NOTICE OF DIRECTORS’ MEETINGS. Regular meetings may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than 24 hours’ notice. Such notice shall state:
(a)    the time and date of the meeting;
(b)    the place of the meeting, if any;

(c)    the means of any remote communication by which directors may participate at the meeting; and
(d)    the business to be transacted at the meeting or the purpose or purposes for which the meeting is called.
The Corporation or person calling the meeting shall give notice to each director (i) in a tangible medium by mail, private carrier, personal delivery, or other means that transmits a facsimile of the notice or (ii) by electronic transmission if consented to by the director.
Section 3.10. WAIVER OF NOTICE. Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a director entitled to notice constitutes waiver of notice, except where the director attends for the specific purpose of objecting to holding the meeting or transacting business at the meeting, and the director does not vote for or assent to action taken at the meeting.
Section 3.11. QUORUM AND ACTION OF DIRECTORS. A majority of directors as fixed by these Bylaws shall constitute a quorum for the transaction of business. The affirmative act of the majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by the Business Corporation Act, the Articles of Incorporation, or these Bylaws.
The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.
Section 3.12. COMPENSATION. Subject to applicable law, the Board of Directors may provide, by resolution, such salary, equity compensation or other remuneration to directors for their services on the Board of Directors or a committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.
Section 3.13. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors, or all committee members then appointed, consent to such action in writing. The written consents must be delivered to the Corporation, and included in the minutes of the proceedings of the Board of Directors or otherwise filed with the records of the Corporation.
Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by applicable law. A committee of the Board of Directors does not have the authority to:
(a)    approve a distribution, except according to a general formula already prescribed by the Board of Directors;
(b)    approve or propose to shareholders corporate action that must be approved by the shareholders;

(c)    fill vacancies on the Board of Directors or any of its committees;
(d)    amend the Articles of Incorporation without shareholder approval (if the Board of Directors is entitled to do so under the Business Corporation Act);
(e)    adopt, amend, or repeal any of these Bylaws;
(f)    approve a plan or merger that does not require shareholder approval;
(g)    approve the issuance, sale, or contract for sale of shares; or
(h)    determine the relative rights, preferences and limitations of a class or series of shares unless authorized to do so within certain limits specifically prescribed by the Board of Directors.
The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by applicable law.
ARTICLE IV
OFFICERS
Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, and any other officers, including assistant officers and agents, as may be deemed necessary or advisable by the Board of Directors; provided, however, that the Chief Executive Officer, if any, shall be entitled to appoint inferior officers or assistant officers as he or she may deem necessary or advisable, subject to any restrictions imposed by the Board of Directors. The Board of Directors may revoke the foregoing authority of the Chief Executive Officer and/or may authorize any other officer to appoint one or more officers or assistant officers. The same person may simultaneously hold any two or more offices.
Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.2. REMOVAL AND RESIGNATION. Any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer or assistant officer. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.
Any officer may resign at any time by delivering notice to the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.
Section 4.3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation and all inferior officers and assistant officers. The Chief Executive Officer shall further see that all orders and resolutions of the Board of Directors are carried out; and shall perform any other duties as the Board of Directors may assign.

Section 4.4. PRESIDENT. The President shall perform the duties and exercise the powers of the Chief Executive Officer in the absence or disability of the Chief Executive Officer, and shall perform any other duties as the Board of Directors or the Chief Executive Officer shall assign.
Section 4.5. VICE-PRESIDENTS. Each Vice President, in order of their rank as designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform any other duties, as the Board of Directors, Chief Executive Officer or President shall assign.
Section 4.6. SECRETARY. The Secretary shall attend meetings of the Board of Directors and shareholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and shareholders and shall perform all other duties as the Board of Directors, Chief Executive Officer or President shall assign. The Secretary shall be the custodian of the records of the Corporation.
In the absence of the Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the Chairperson of the Board or, if absent, by the Chief Executive Officer or, if absent, by any other person selected by the Board of Directors.
Section 4.7. TREASURER. The Treasurer, if any, shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all duties incident to the office of Treasurer and any other duties as the Board of Directors, Chief Executive Officer or President shall assign.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the Chief Executive Officer, President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the Chief Executive Officer, President or Board of Directors at any time.
ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Section 5.1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article V, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Business Corporation Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided that no indemnification shall be provided to any Indemnitee

(a) for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law, (b) for conduct finally adjudged to be in violation of RCW 23B.08.310, (c) for any transaction with respect to which it was finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled, or if the Corporation is otherwise prohibited by applicable law from indemnifying. Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 5.1 shall be as set forth in the amended statutory provision. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 5.5 of this Article V, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.
Section 5.2. ADVANCEMENT OF EXPENSES. The Corporation shall pay all expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article V or otherwise.
Section 5.3. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such director, officer, or other person may be entitled to under any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation or otherwise. Additionally, nothing in this Article V shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article V.
Section 5.4. INDEMNIFICATION CONTRACTS. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.
Section 5.5. RIGHT OF INDEMNITEE TO BRING SUIT. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 5.4 above.
(a)    Right to Bring Suit. If a claim under Section 5.1 or Section 5.2 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the Business Corporation Act (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

(b)    Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
(c)    Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V, or otherwise, shall be on the Corporation.
Section 5.6. NATURE OF RIGHTS. The rights conferred upon Indemnitees in this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article V that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article V and existing at the time of such amendment, repeal or modification.
Section 5.7. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Act.
ARTICLE VI
SHARE CERTIFICATES AND TRANSFER
Section 6.1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation shall state:
(a)    the name of the Corporation and that the Corporation is organized under the laws of the State of Washington;
(b)    the name of the person to whom the certificate is issued;
(c)    the number and class of shares and the designation of the series, if any, that the certificate represents; and
(d)    a conspicuous statement setting forth restrictions on the transfer of the shares, if any.
No share shall be issued until the consideration therefor, fixed as provided by applicable law, has been fully paid.
The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Act. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.
Section 6.3. LOST OR REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued if the owner or the owner’s representative:
(a)    files with the Secretary and the transfer agent or the registrar, if any, a request for the issuance of a new certificate and an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;
(b)    files with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and
(c)    complies with such other reasonable requirements as the Chairperson, the Chief Executive Officer, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances;
provided, however, that the Corporation may waive any of the foregoing requirements in its discretion.
A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen, or destroyed certificates.
ARTICLE VII
DISTRIBUTIONS
Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation and the Business Corporation Act.
Section 7.2. RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than 60 days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1. SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.
Section 8.2. CHECKS, DRAFTS, ETC. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.
Section 8.3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.
Section 8.4. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION.
These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.
Section 8.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceable of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.
ARTICLE IX
AUSTRALIAN LAW PROVISIONS
Section 9.1. ASX PARAMOUNTCY. Notwithstanding anything herein or in the Articles of Incorporation to the contrary, for such time as the Corporation is admitted to the Official List of the ASX Limited (the “ASX”), the following provisions shall apply:
(a)    Except to the extent of any express written waiver (whether before or after the relevant act is taken) by the ASX, if the Official Listing Rules of the ASX or any other rules of the ASX that are applicable to the Corporation from time to time (collectively, the “Listing Rules”) prohibit an act being done, the Corporation shall not have the power or authority to take such act.
(b)    Nothing contained in the Articles of Incorporation or these Bylaws shall prevent an act from being done that the Listing Rules require to be done.
(c)    If the Listing Rules require an act to be done or not to be done, the Board of Directors (and any committee or subcommittee thereof) and each officer of the Corporation shall have the authority to cause such act to be done or not to be done (as the case may be).

(d)    If the Listing Rules require the Articles of Incorporation or these Bylaws to contain a provision and such document dos not contain such provision, such applicable document shall, and shall be deemed to, contain such provision.
(e)    If the Listing Rules require the Articles of Incorporation or these Bylaws not to contain any provision otherwise contained therein or herein, such provision shall be, and shall be deemed to be, excluded from such document.
(f)    If any provision of the Articles of Incorporation or these Bylaws is or becomes inconsistent with the Listing Rules, such inconsistency shall not affect the validity or enforceability of ay other provision of such document, and such document shall not contain that provision to the extent of the inconsistency.
Section 9.2. RESTRICTED SECURITIES.
(a)    For purposes of this Section 9.2, the following definitions apply:
(i)    The term “dispose” shall have the meaning given in the Listing Rules.
(ii)    The term “escrow period” shall, in relation to the restricted securities, mean the escrow period applicable to those restricted securities under the Listing Rules.
(iii)    The term “restricted securities” shall have the meaning given in the Listing Rules.
(b)    For so long as the Corporation has restricted securities on issue, the following provisions shall apply:
(i)    a holder of restricted securities must not dispose of, or agree or offer to dispose of, the restricted securities during the escrow period applicable to those restricted securities except as permitted by the Listing Rules or the ASX;
(ii)    if the restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept on the entity’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those restricted securities;
(iii)    the Corporation will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted securities during the escrow period applicable to those restricted securities except as permitted by the Listing Rules or the ASX;
(iv)    a holder of restricted securities will not be entitled to participate in any return of capital on those restricted securities during the escrow period applicable to those restricted securities except as permitted by the Listing Rules or the ASX; and
(v)    if a holder of restricted securities breaches a restriction deed or a provision of the Corporation’s constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those restricted securities for so long as the breach continues.

ARTICLE X
AMENDMENT OF BYLAWS
Section 10.1. SHAREHOLDERS. These Bylaws may be amended, repealed, or otherwise altered by the shareholders.
Section 10.2. BOARD OF DIRECTORS. The Board of Directors may also make, amend, or repeal, subject to any provision of the Business Corporation Act, the Articles of Incorporation, or a bylaw adopted by the shareholders that reserves the power exclusively to the shareholders or otherwise restricts the authority of the Board of Directors.
*  *  *  *  *

CERTIFICATION
The Board of Directors of Limeade, Inc. adopted the foregoing Bylaws as the bylaws of the Corporation effective as of December 1, 2019. The Secretary of the Corporation is empowered to authenticate such Bylaws by his or her signature below.

/s/ Henry Albrecht
Name: Henry Albrecht
Title: Secretary

Date:	December 18, 2019